(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	July 25, 2018
(630) 906-5484

Old Second Reports Second Quarter 2018 Net Income of $6.3 million

AURORA, IL, July 25, 2018 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2018.  The Company’s net income was $6.3 million, or $0.21 per diluted share, for the second quarter of 2018, compared to net income of $9.5 million, or $0.31 per diluted share, in the first quarter of 2018, and net income of $5.1 million, or $0.17 per diluted share, for the second quarter of 2017.

On April 20, 2018, the Company completed its previously announced acquisition of Greater Chicago Financial Corp., and its wholly-owned bank subsidiary, ABC Bank.  In connection with the merger, Greater Chicago Financial Corp merged with and into the Company, with the Company as the surviving company in the merger.  Immediately following the merger, ABC Bank, an Illinois state-chartered bank and wholly owned subsidiary of Greater Chicago Financial Corp., merged with and into the Bank, with the Bank as the surviving bank. ABC Bank loans purchased, net of purchase accounting adjustments, totaled $227.6 million, and deposits, net of purchase accounting adjustments, totaled $248.5 million.  Data conversion activities were substantially completed by June 30, 2018, resulting in acquisition related costs of $2.5 million after tax, or $0.08 per diluted share, for the second quarter.

Operating Results

•

The Company’s second quarter 2018 net income was $6.3 million, reflecting a reduction in earnings of $3.2 million from the first quarter of 2018, and an increase in earnings of $1.1 million from the second quarter of 2017.

•

Adjusted net income, a non-GAAP financial measure, was $8.7 million, or $0.29 per diluted share, for the second quarter of 2018, compared to $8.1 million, or $0.27 per diluted share, for the first quarter of 2018.

o	Second quarter 2018 adjusted net income excluded $2.5 million in costs, after tax, related to our acquisition of ABC Bank.
o

First quarter 2018 adjusted net income excluded a $1.0 million BOLI death claim, $596,000 of insurance proceeds, after tax, recovered on a previously charged off credit that was taken as a release to the provision for loan losses, and $203,000 in costs, after tax, related to our acquisition of ABC Bank.

See the discussion entitled “Non-GAAP Presentations” below and the tables on pages 14-15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $23.2 million for the second quarter of 2018, reflecting an increase of $3.6 million, or 18.5%, from the $19.6 million recorded in the first quarter of 2018, and an increase of $4.6 million, or 24.5%, over the second quarter of 2017.  Net interest income in the second quarter of 2018 was favorably impacted by the rising interest rate environment, as well as $1.1 million of purchase accounting accretion,  $946,000 of which related to the Company’s acquisition of ABC Bank, compared to $141,000 of purchase accounting accretion in the first quarter of 2018, and $495,000 in the second quarter of 2017.   Purchase accounting accretion income realized prior to the second quarter of 2018 was due to the Company’s purchase of the Chicago branch of Talmer Bank and Trust in late 2016.

•

The Company recorded a provision for loan and lease losses of $1.5 million in the second quarter of 2018.  A  release of the provision for loan and lease losses of $722,000 was recorded in the first quarter of 2018, compared to provision expense of $750,000 in the second quarter of 2017.

•

Noninterest income was $8.5 million for both the second and first quarters of 2018, compared to $7.3 million in the second quarter of 2017.  Noninterest income in the second quarter of 2018 reflects $312,000 of security gains, net, as well as growth in trust income and service charges on deposits compared to the first quarter of 2018.  The first quarter of 2018 reflected a $1.0 million death benefit received on a BOLI claim, as well as an increase in the mortgage servicing rights mark to market adjustment.

•

Noninterest expense was  $22.3 million for the second quarter of 2018 which reflects  an increase of $4.9 million, or 28.4%, as compared to the first quarter of 2018,  and an increase of $4.3 million, or 23.9%, from the second quarter of 2017.  The increase in noninterest expense in the second quarter of 2018 compared to the first quarter of 2018 and the second quarter of 2017 is primarily due to increases in salaries and employee benefits costs, as well as computer and data processing expenses stemming from costs incurred related to the Company’s acquisition of ABC Bank.  The year over year increase was partially offset by a decrease in OREO related costs due to a decline in OREO assets.

•	On July 17, 2018, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on August 6, 2018, to stockholders of record as of July 27, 2018.

Capital Ratios

		June 30,	March 31,	June 30,
	Well-Capitalized	2018	2018	2017
The Company
Common equity tier 1 capital ratio	N/A	8.49%	9.82%	8.55%
Total risk-based capital ratio	N/A	11.87%	13.58%	12.14%
Tier 1 risk-based capital ratio	N/A	10.99%	12.63%	11.06%
Tier 1 leverage ratio	N/A	9.37%	10.44%	9.09%

The Bank
Common equity tier 1 capital ratio	6.50%	12.62%	13.56%	12.46%
Total risk-based capital ratio	10.00%	13.51%	14.51%	13.30%
Tier 1 risk-based capital ratio	8.00%	12.62%	13.56%	12.46%
Tier 1 leverage ratio	5.00%	10.75%	11.19%	10.23%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $11.9 million at June 30, 2018, compared to $12.8 million at March 31, 2018, and $15.6 million at June 30, 2017.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.6%  as of June 30, 2018, 0.8% as of March 31, 2018, and 1.0% as of June 30, 2017.  Purchase credit impaired (“PCI”) loans from the Company’s acquisition of ABC Bank totaled $11.2 million, net of purchase accounting adjustments, as of June 30, 2018.

•

OREO assets totaled $8.9 million as of June 30, 2018, compared to $7.1 million at March 31, 2018, and $11.7 million at June 30, 2017.  Valuation writedowns of $254,000 were recorded in the second quarter of 2018, compared to $112,000 in the first quarter of 2018 and $392,000 in the second quarter of 2017.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.1% as of June 30, 2018, as compared to 1.2% as of March 31, 2018 and 1.8% as of June 30, 2017.

•

Total loans were $1.85 billion at June 30, 2018, reflecting an increase of $247.4 million compared to March 31, 2018, and an increase of $309.5 million compared to June 30, 2017, primarily due to the Company’s acquisition of ABC Bank, which included $227.6 million of loans recorded, net of purchase accounting adjustments.  Average loans (including loans held-for-sale) for the second quarter of 2018 were $1.81 billion, reflecting an increase of $206.1 million from quarterly average loans for the first quarter of 2018, and an increase of $299.9 million from quarterly average loans for the second quarter of 2017.

•

Available-for-sale securities at fair value totaled $543.6 million at June 30, 2018, compared to $550.9 million at March 31, 2018, and $568.2 million at June 30, 2017.  Pretax net gains of $312,000 on the sale of securities were realized in the second quarter of 2018, compared to pretax net security gains of $35,000 in the first quarter of 2018 and pretax net security losses of $131,000 in the second quarter of 2017.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$19,161	$97	2.03	$13,819	$49	1.44	$11,938	$31	1.03
Securities:
Taxable	268,591	2,392	3.57	269,330	2,170	3.27	361,504	2,607	2.88
Non-taxable (TE)	286,611	2,676	3.74	279,831	2,609	3.78	225,182	2,536	4.50
Total securities	555,202	5,068	3.66	549,161	4,779	3.53	586,686	5,143	3.51
Dividends from FHLBC and FRBC	8,619	111	5.17	8,920	106	4.82	7,699	92	4.78
Loans and loans held-for-sale [1,2]	1,809,077	22,552	5.00	1,602,947	18,767	4.75	1,509,188	17,445	4.57
Total interest earning assets	2,392,059	27,828	4.67	2,174,847	23,701	4.42	2,115,511	22,711	4.26
Cash and due from banks	36,720	-	-	29,776	-	-	39,425	-	-
Allowance for loan and lease losses	(18,494)	-	-	(18,263)	-	-	(15,779)	-	-
Other noninterest bearing assets	176,608	-	-	166,507	-	-	189,928	-	-
Total assets	$2,586,893			$2,352,867			$2,329,085

Liabilities and Stockholders' Equity
NOW accounts	$443,586	$238	0.22	$429,301	$176	0.17	$432,248	$107	0.10
Money market accounts	317,775	193	0.24	275,334	109	0.16	280,482	86	0.12
Savings accounts	298,240	70	0.09	266,363	59	0.09	265,066	40	0.06
Time deposits	460,909	1,444	1.26	382,422	1,175	1.25	392,779	1,025	1.05
Interest bearing deposits	1,520,510	1,945	0.51	1,353,420	1,519	0.46	1,370,575	1,258	0.37
Securities sold under repurchase agreements	44,655	104	0.93	40,275	79	0.80	35,652	4	0.05
Other short-term borrowings	58,199	276	1.90	87,444	329	1.53	58,572	146	0.99
Junior subordinated debentures	57,657	927	6.45	57,645	927	6.52	57,609	1,059	7.35
Senior notes	44,096	672	6.11	44,071	672	6.18	43,995	672	6.11
Notes payable and other borrowings	19,795	95	1.92	-	-	-	-	-	-
Total interest bearing liabilities	1,744,912	4,019	0.92	1,582,855	3,526	0.90	1,566,403	3,139	0.80
Noninterest bearing deposits	618,765	-	-	554,624	-	-	557,265	-	-
Other liabilities	15,679	-	-	13,969	-	-	18,047	-	-
Stockholders' equity	207,537	-	-	201,419	-	-	187,370	-	-
Total liabilities and stockholders' equity	$2,586,893			$2,352,867			$2,329,085
Net interest income (TE) [2]		$23,809			$20,175			$19,572
Net interest margin (TE) [2]			3.99			3.76			3.71
Interest bearing liabilities to earning assets	72.95%			72.78%			74.04%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $233,000, $182,000 and $573,000 for the second quarter of 2018, the first quarter of 2018, and the second quarter of 2017, respectively. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent basis is calculated using a marginal tax rate of 21% in 2018 and 35% in 2017. See the discussion entitled “Non-GAAP Presentations” below and the tables on page 15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $23.8 million for the quarter ended June 30, 2018, which reflects an increase of $3.6 million compared to the first quarter of 2018, and growth of $4.2 million compared to the second quarter of 2017.  The tax equivalent adjustment for the second quarter of 2018 was $567,000, compared to the tax equivalent adjustments of $559,000 for the first quarter of 2018, and $911,000 for the second quarter of 2017, reflecting the reduction of the federal tax rate in 2018 due to the “Tax Cuts and Jobs Act” which was effective as of January 1, 2018, and lowered the Federal corporate income tax rate to 21%.  Growth in interest earning assets in the second quarter was primarily due to the Company’s acquisition of ABC Bank, as discussed above, which resulted in $227.6 million of loans recorded, net of purchase accounting adjustments.  Quarterly average earning assets increased $217.2 million from the first quarter of 2018 to $2.39 billion for the quarter ended June 30, 2018, while yield on earning assets increased 25 basis points over the same period.  Average loan growth, including loans held-for-sale, was $206.1 million for the quarter ended June 30, 2018, compared to the quarter ended March 31, 2018, while the year over year growth in second quarter average loans, including loans held-for-sale, was $299.9 million.  The net interest margin increased in the second quarter of 2018 primarily due to the ABC Bank purchase accounting accretion of $946,000.  In addition to the ABC Bank acquisition in the second quarter of 2018, the year over year growth was primarily due to organic loan growth over the last twelve months, driven by commercial portfolio originations, as well as two home equity loan (“HELOC”) portfolio purchases, which included $20.0 million of HELOCs purchased in the first quarter of 2018, and $17.4 million of HELOCs purchased in June 2017.

Tax equivalent securities income increased $289,000 in the second quarter of 2018 compared to the first quarter of 2018, but declined by $75,000 in the second quarter of 2018 compared to the second quarter of 2017, due primarily to the reduction in the federal income tax rates noted above.  The Company’s securities portfolio has been repositioned in the last year into higher yielding tax exempt securities, while lower yielding securities were sold or called.  The securities portfolio acquired with the Company’s acquisition of ABC Bank was immediately liquidated as the holdings were not considered consistent with the Company’s investment strategies; this liquidation resulted in cash inflows of approximately $72.1 million.  The rising interest rate environment drove a 30 basis point increase for taxable securities income in the second quarter of 2018, compared to the first quarter of 2018, and a 69 basis point increase from the like 2017 quarter.

The cost of interest bearing liabilities for the second quarter of 2018 increased by two basis points from the first quarter of 2018, and increased by twelve basis points from the second quarter of 2017.  Growth in interest bearing liabilities in the second quarter was primarily due to the acquisition of ABC Bank, as discussed above, which resulted in $248.5 million of deposits recorded, net of the time deposit purchase accounting adjustment.  Total average deposits increased $167.1 million during the second quarter of 2018 compared to the first quarter of 2018 in all categories due to the ABC Bank acquisition.  Continued growth in demand deposits in the year over year period has assisted the Company in controlling the cost of funds stemming from average interest bearing deposits. The slight increase in the overall cost of funds is due to higher balances on interest bearing deposits as well as the rising rate environment.

For the quarter ended June 30, 2018, average other short-term borrowings, which are primarily FHLBC advances, decreased by $29.2 million compared to the quarter ended March 31, 2018, and by $373,000 compared to the quarter ended June 30, 2017.  The junior subordinated debt issuances reflected a reduced cost of funds in both the quarter ended June 30, 2018 and March 31, 2018, compared to the quarter ended June 30, 2017, as the interest rate on the Company’s Capital Trust II converted on June 15, 2017, from fixed to floating rate at three month LIBOR plus 150 basis points.  The cost of the senior notes issuance remained relatively steady for the three quarters presented.  Finally, the second quarter 2018 average for the notes payable and other borrowings category included $19.8 million of long-term FHLBC advances acquired with the Company’s acquisition of ABC Bank.

The net interest margin (TE) increased 23 basis points for the second quarter of 2018 compared to the first quarter of 2018, ending at 3.99% compared to 3.76%, respectively, due primarily to purchase accounting accretion stemming from the Company’s acquisition of ABC Bank as well as the rising interest rate environment.  The growth in the yield on average earning assets more than offset the increase in the cost of funds for the second quarter of 2018 compared to the first quarter of 2018.  The net interest margin (TE) in the second quarter of 2018 was 28 basis points higher than the like quarter one year ago.

Noninterest Income

				2nd Qtr 2018
Noninterest Income	Quarters Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Trust income	$1,645	$1,495	$1,638	10.0	0.4
Service charges on deposits	1,769	1,592	1,615	11.1	9.5
Residential mortgage banking revenue
Secondary mortgage fees	195	162	223	20.4	(12.6)
Mortgage servicing rights mark to market (loss) gain	(105)	305	(429)	N/M	N/M
Mortgage servicing income	627	452	444	38.7	41.2
Net gain on sales of mortgage loans	1,240	917	1,473	35.2	(15.8)
Total residential mortgage banking revenue	1,957	1,836	1,711	6.6	14.4
Securities gain (loss), net	312	35	(131)	791.4	338.2
Increase in cash surrender value of BOLI	351	248	350	41.5	0.3
Death benefit realized on BOLI	-	1,026	-	N/M	N/M
Debit card interchange income	1,132	1,012	1,081	11.9	4.7
Gain on disposal and transfer of fixed assets	-	-	12	N/M	N/M
Other income	1,366	1,261	1,041	8.3	31.2
Total noninterest income	$8,532	$8,505	$7,317	0.3	16.6

N/M - Not meaningful.

The increase in noninterest income in the second quarter of 2018 compared to both the first quarter of 2018 and the second quarter of 2017 was driven primarily by increases in trust income, service charges on deposits, an increase in the cash surrender value of BOLI, and total residential mortgage banking revenue.  Securities gain (loss), net, experienced the most significant positive fluctuation, as a percentage of total change on both a linked quarter and year over year basis, as the Company repositioned its securities portfolio over the past year.  The Company realized gains in securities in the second quarter of 2018 and the first quarter of 2018, compared to losses in the second quarter of 2017.  Total residential mortgage banking revenue increased from the prior linked quarter as mortgage servicing income and gain on sales of mortgage loans continue to increase in the rising rate environment.  The increase in other income in the second quarter of 2018, as compared to the prior linked quarter, was primarily attributable to commercial interest rate swap fees of $187,000.

Noninterest Expense

				2nd Qtr 2018
Noninterest Expense	Quarters Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Salaries	$9,703	$7,335	$7,972	32.3	21.7
Officers incentive	740	787	854	(6.0)	(13.3)
Benefits and other	1,912	2,085	1,719	(8.3)	11.2
Total salaries and employee benefits	12,355	10,207	10,545	21.0	17.2
Occupancy, furniture and equipment expense	1,652	1,558	1,462	6.0	13.0
Computer and data processing	2,741	1,344	1,112	103.9	146.5
FDIC insurance	165	156	165	5.8	-
General bank insurance	299	251	264	19.1	13.3
Amortization of core deposit intangible asset	97	21	25	361.9	288.0
Advertising expense	492	341	452	44.3	8.8
Debit card interchange expense	301	281	399	7.1	(24.6)
Legal fees	286	159	184	79.9	55.4
Other real estate owned expense, net	429	173	539	148.0	(20.4)
Other expense	3,469	2,863	2,839	21.2	22.2
Total noninterest expense	$22,286	$17,354	$17,986	28.4	23.9
Efficiency ratio (GAAP)	69.16%	63.41%	66.73%
Adjusted efficiency ratio (non-GAAP)[1]	57.88%	60.50%	62.95%

N/M - Not meaningful.

1 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the second quarter of 2018 increased $4.9 million, or 28.4%, compared to the first quarter of 2018 and increased $4.3 million, or 23.9%, compared to the second quarter of 2017.  The linked quarter increase is primarily attributable to ABC Bank acquisition-related costs, which included $1.2 million of salaries and employee benefit expense, $1.6 million of computer and data processing expense, $114,000 of legal expense, and $76,000 of core deposit intangible amortization. The year over year variance is also primarily attributable to ABC Bank acquisition-related costs, including salaries and employee benefits expense, computer and data processing expense, amortization of core deposit intangibles, and legal fees.  Partially offsetting the year over year increases noted was a reduction in OREO expense, net, as the OREO portfolio balances have declined over the past twelve months.

Earning Assets

				June 30, 2018
Loans	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Commercial	$299,536	$281,134	$256,760	6.5	16.7
Leases	66,687	66,344	70,138	0.5	(4.9)
Real estate - commercial	808,264	713,422	706,103	13.3	14.5
Real estate - construction	115,486	91,479	93,661	26.2	23.3
Real estate - residential	404,908	309,376	282,117	30.9	43.5
Home equity line of credit ("HELOC")	127,986	129,234	116,052	(1.0)	10.3
Other[1]	13,969	9,845	14,138	41.9	(1.2)
Total loans, excluding deferred loan costs and PCI	1,836,836	1,600,834	1,538,969	14.7	19.4
Net deferred loan costs	1,112	978	678	13.7	64.0
Total loans, excluding PCI	1,837,948	1,601,812	1,539,647	14.7	19.4
PCI loans, net of purchase accounting adjustments	11,214	-	-	N/M	N/M
Total loans	$1,849,162	$1,601,812	$1,539,647	15.4	20.1

1 Other class includes consumer and overdrafts.

Total loans increased by $247.4 million at the end of the second quarter of 2018 compared to March 31, 2018,  and increased $309.5 million year over year.  The majority of the increase is due to $227.6 million of loans recorded, net of purchase accounting adjustments, from the Company’s acquisition of ABC Bank.  In addition, the Company has made select lease and HELOC purchases and experienced organic loan growth in the year over year period.

				June 30, 2018
Securities	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Securities available-for-sale, at fair value
U.S. Treasury	$3,876	$3,895	$-	(0.5)	N/M
U.S. government agencies	12,216	12,730	-	(4.0)	N/M
U.S. government agency mortgage-backed	13,407	13,844	20,846	(3.2)	(35.7)
States and political subdivisions	276,112	285,540	225,518	(3.3)	22.4
Corporate bonds	700	703	12,616	(0.4)	(94.5)
Collateralized mortgage obligations	61,432	63,744	100,913	(3.6)	(39.1)
Asset-backed securities	109,263	110,870	140,385	(1.4)	(22.2)
Collateralized loan obligations	66,638	59,616	67,949	11.8	(1.9)
Total securities available-for-sale	$543,644	$550,942	$568,227	(1.3)	(4.3)

N/M - Not meaningful.

The investment portfolio was $543.6 million as of June 30, 2018, a decrease of $7.3 million from $550.9 million as of March 31, 2018, and a decrease of $24.6 million from June 30, 2017.  Since late 2016,  the Company has liquidated select collateralized mortgage obligations, mortgage-backed securities, corporate bonds and asset-backed securities to reposition the Company’s securities portfolio in favor of high quality state and municipal securities.  These continued sales resulted in $312,000 of net security gains for the second quarter of 2018, compared to net gains of $35,000 in the first quarter of 2018 and $131,000 of net losses in the second quarter of 2017.  The resultant security purchases with the funds from security sales and deposit growth impacted the net interest margin favorably as the funds were invested in higher yielding assets.  In addition, there were a significant number of collateralized loan obligations (“CLOs”) called during 2017 due to tightening contractual spreads of the securities.  However, similar CLOs were purchased; therefore, the overall size of the CLO portfolio was not materially changed year over year.

Asset Quality

				June 30, 2018
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Nonaccrual loans	$9,421	$11,059	$14,683	(14.8)	(35.8)
Nonperforming troubled debt restructured loans accruing interest	1,300	1,332	935	(2.4)	39.0
Loans past due 90 days or more and still accruing interest	1,153	401	-	187.5	N/M
Total nonperforming loans	11,874	12,792	15,618	(7.2)	(24.0)
Other real estate owned	8,912	7,063	11,724	26.2	(24.0)
Total nonperforming assets	$20,786	$19,855	$27,342	4.7	(24.0)

PCI loans, net of purchase accounting adjustments	$11,214	$-	$-	N/M	N/M

30-89 days past due loans	$9,617	$3,001	$6,088
Nonaccrual loans to total loans	0.5%	0.7%	1.0%
Nonperforming loans to total loans	0.6%	0.8%	1.0%
Nonperforming assets to total loans plus OREO	1.1%	1.2%	1.8%
Purchased credit-impaired loans to total loans	0.6%	-%	-%

Allowance for loan losses	$19,321	$18,188	$15,836
Allowance for loan losses to total loans	1.0%	1.1%	1.0%
Allowance for loan losses to nonaccrual loans	205.1%	164.5%	107.9%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing restructured accruing loans and loans 90 days or more past due but still accruing interest.  Nonperforming loans to total loans was 0.6% in the second quarter of 2018, 0.8% in the first quarter of 2018, and 1.0% in the second quarter of 2017.  Nonperforming assets to total loans plus OREO decreased to 1.1% from 1.2% in the first quarter of 2018, and from 1.8% in the second quarter of 2017, as a result of loan growth over the last year, as well as continued OREO liquidations and write-downs recorded in 2017 and 2018.  Finally, the allowance for loan and lease losses to total loans was 1.0% as of June 30, 2018, which is a decrease from 1.1% the first quarter 2018 and no change from the 1.0% in the second quarter of 2017.

Purchase credit impaired (“PCI”) loans, as well as non-purchase credit impaired loans, were recorded in the second quarter of 2018 related to the Company’s acquisition of ABC Bank.   The following table details the accretable discount on all of the Company’s purchased loans as of June 30, 2018.

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, April 1, 2018	$694	$-	$-	$694
Purchases	3,182	1,551	6,536	11,269
Accretion	(881)	(176)	-	(1,057)
Transfer[1]	-	(2)	(133)	(135)
Ending balance, June 30, 2018	$2,995	$1,373	$6,403	$10,771

1  Transfer was due to loans moved to OREO.

The allowance for loan and lease losses excludes the remaining purchase accounting credit marks recorded on the ABC Bank and Talmer branch purchased loans; the expected total remaining accretable discount on the purchased loans was $4.4 million as of June 30, 2018, compared to $694,000 as of March 31, 2018 and the non-accretable discount on PCI loans was $6.4 million as of June 30, 2018.

				June 30, 2018
Classified loans	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Commercial	$393	$-	$255	N/M	N/M
Leases	539	610	460	(11.6)	17.2
Real estate-commercial, nonfarm	12,362	6,098	7,494	102.7	65.0
Real estate-commercial, farm	1,248	2,439	1,305	(48.8)	(4.4)
Real estate-construction	366	371	397	(1.3)	(7.8)
Real estate-residential:
Investor	1,029	436	843	136.0	22.1
Multifamily	3,302	-	4,824	N/M	N/M
Owner occupied	5,428	5,476	4,935	(0.9)	10.0
HELOC	1,633	2,038	1,963	(19.9)	(16.8)
Other[1]	18	18	9	-	N/M
Total classified loans, excluding PCI	26,318	17,486	22,485	50.5	17.0
PCI loans, net of purchase accounting adjustments	11,214	-	-	N/M	N/M
Total classified loans	$37,532	$17,486	$22,485	114.6	66.9

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $45.3 million as of June 30, 2018, an increase of $27.8 million, or 159.1%, from the prior quarter, and an increase of $22.8 million, or 101.5%, from the like quarter of 2017.   The $11.2 million of PCI loans stems from the Company’s acquisition of ABC Bank.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	June 30,	% of	March 31,	% of	June 30,	% of
	2018	Total [2]	2018	Total [2]	2017	Total [2]
Commercial	$(77)	(24.3)	$(1)	0.1	$1	0.2
Leases	8	2.5	5	(0.3)	-	-
Real estate-commercial, nonfarm
Owner general purpose	27	8.5	(41)	2.8	(1)	(0.2)
Owner special purpose	-	-	(21)	1.4	(6)	(0.9)
Non-owner general purpose	(20)	(6.3)	(313)	21.6	(39)	(6.0)
Non-owner special purpose	476	150.2	(1)	0.1	-	-
Retail properties	-	-	(87)	6.0	4	0.6
Total real estate-commercial, nonfarm	483	152.4	(463)	31.9	(42)	(6.5)
Real estate-construction
Homebuilder	-	-	2	(0.1)	(1)	(0.2)
Land	(2)	(0.6)	(4)	0.3	(48)	(7.3)
Commercial speculative	-	-	(18)	1.2	-	-
All other	2	0.6	1	(0.1)	(11)	(1.7)
Total real estate-construction	-	-	(19)	1.3	(60)	(9.2)
Real estate-residential
Investor	(63)	(19.9)	(30)	2.1	(16)	(2.4)
Multifamily	(11)	(3.5)	(175)	12.1	129	19.7
Owner occupied	(26)	(8.2)	(766)	52.9	723	110.4
Total real estate-residential	(100)	(31.6)	(971)	67.1	836	127.7
HELOC	(26)	(8.2)	(20)	1.4	(109)	(16.6)
Other[1]	29	9.2	20	(1.5)	29	4.4
Net charge-offs / (recoveries)	$317	100.0	$(1,449)	100.0	$655	100.0

1 Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended June 30, 2018, were $699,000 compared to $(25,000) for the quarter ended March 31, 2018, and $1.1 million for June 30, 2017.  Gross recoveries were $382,000 for the quarter ended June 30, 2018, compared to $1.4 million for the quarter ended March 31, 2018 and $411,000 for the like quarter of 2017.  A charge-off adjustment was recorded in the first quarter of 2018 stemming from unearned loan fee accrual reversals from prior periods, resulting in a minimal negative gross charge-off for the first quarter. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.16 billion at June 30, 2018, which reflects an increase of $199.8 million compared to March 31, 2018.  Demand deposits increased by $38.0 million and money markets, savings, and NOW accounts also increased by $60.3 million for the quarter, while time deposit balances increased by $101.5 million.  Total time deposits or certificates of deposit reflected an increase of $91.0 million from June 2017.  Growth in all deposit categories was driven by the Company’s acquisition of ABC Bank, which resulted in additional deposits recorded in the second quarter of 2018 of $248.5 million.

Borrowings

As of June 30, 2018, the Bank had $76.6 million outstanding in other short-term borrowings, which were primarily FHLBC advances, compared to $45.0 million in FHLBC advances outstanding as of March 31, 2018, and $75.0 million of FHLBC advances outstanding as of June 30, 2017.

The Company is indebted on senior notes totaling $44.1 million, net of deferred issuance costs, as of June 30, 2018.  The Company is also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.34% for the second quarter of 2018, inclusive of debt issuance costs.  This compared to the Trust II issuance fixed rate paid prior to June 15, 2017, of 6.77%.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page  6.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, July  26, 2018, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on August 2, 2018, by dialing 877-481-4010, using Conference ID: 33651.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	June 30,	December 31,
	2018	2017
Assets
Cash and due from banks	$34,161	$37,444
Interest bearing deposits with financial institutions	31,147	18,389
Cash and cash equivalents	65,308	55,833
Securities available-for-sale, at fair value	543,644	541,439
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	9,093	10,168
Loans held-for-sale	5,206	4,067
Loans	1,849,162	1,617,622
Less: allowance for loan and lease losses	19,321	17,461
Net loans	1,829,841	1,600,161
Premises and equipment, net	42,532	37,628
Other real estate owned	8,912	8,371
Mortgage servicing rights, net	7,812	6,944
Goodwill and core deposit intangible	22,074	8,922
Bank-owned life insurance ("BOLI")	61,159	61,764
Deferred tax assets, net	27,812	25,356
Other assets	26,355	22,776
Total assets	$2,649,748	$2,383,429

Liabilities
Deposits:
Noninterest bearing demand	$620,807	$572,404
Interest bearing:
Savings, NOW, and money market	1,058,295	967,750
Time	482,749	382,771
Total deposits	2,161,851	1,922,925
Securities sold under repurchase agreements	54,038	29,918
Other short-term borrowings	76,625	115,000
Junior subordinated debentures	57,662	57,639
Senior notes	44,108	44,058
Notes payable and other borrowings	23,496	-
Other liabilities	22,154	13,539
Total liabilities	2,439,934	2,183,079

Stockholders’ Equity
Common stock	34,717	34,626
Additional paid-in capital	118,082	117,742
Retained earnings	157,796	142,959
Accumulated other comprehensive (loss) income	(4,487)	1,479
Treasury stock	(96,294)	(96,456)
Total stockholders’ equity	209,814	200,350
Total liabilities and stockholders’ equity	$2,649,748	$2,383,429

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Quarters Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest and dividend income
Loans, including fees	$22,512	$17,385	$41,248	$33,994
Loans held-for-sale	35	37	55	61
Securities:
Taxable	2,392	2,607	4,562	5,570
Tax exempt	2,114	1,648	4,175	2,560
Dividends from FHLBC and FRBC stock	111	92	217	177
Interest bearing deposits with financial institutions	97	31	146	54
Total interest and dividend income	27,261	21,800	50,403	42,416
Interest expense
Savings, NOW, and money market deposits	501	233	845	456
Time deposits	1,444	1,025	2,619	2,004
Securities sold under repurchase agreements	104	4	183	6
Other short-term borrowings	276	146	605	252
Junior subordinated debentures	927	1,059	1,854	2,143
Senior notes	672	672	1,344	1,345
Notes payable and other borrowings	95	-	95	-
Total interest expense	4,019	3,139	7,545	6,206
Net interest and dividend income	23,242	18,661	42,858	36,210
Provision for loan and lease losses	1,450	750	728	750
Net interest and dividend income after provision for loan and lease losses	21,792	17,911	42,130	35,460
Noninterest income
Trust income	1,645	1,638	3,140	3,096
Service charges on deposits	1,769	1,615	3,361	3,233
Secondary mortgage fees	195	223	357	399
Mortgage servicing rights mark to market loss	(105)	(429)	200	(562)
Mortgage servicing income	627	444	1,079	879
Net gain on sales of mortgage loans	1,240	1,473	2,157	2,620
Securities gains (losses), net	312	(131)	347	(267)
Increase in cash surrender value of BOLI	351	350	599	709
Death benefit realized on bank-owned life insurance	-	-	1,026	-
Debit card interchange income	1,132	1,081	2,144	2,056
Losses on disposal and transfer of fixed assets, net	-	12	-	10
Other income	1,366	1,041	2,627	2,172
Total noninterest income	8,532	7,317	17,037	14,345
Noninterest expense
Salaries and employee benefits	12,355	10,545	22,562	21,118
Occupancy, furniture and equipment	1,652	1,462	3,210	3,028
Computer and data processing	2,741	1,112	4,085	2,202
FDIC insurance	165	165	321	313
General bank insurance	299	264	550	534
Amortization of core deposit intangible	97	25	118	50
Advertising expense	492	452	833	838
Debit card interchange expense	301	399	582	748
Legal fees	286	184	445	288
Other real estate expense, net	429	539	602	1,248
Other expense	3,469	2,839	6,332	5,673
Total noninterest expense	22,286	17,986	39,640	36,040
Income before income taxes	8,038	7,242	19,527	13,765
Provision for income taxes	1,777	2,096	3,777	4,192
Net income available to common stockholders	$6,261	$5,146	$15,750	$9,573

Basic earnings per share	$0.21	$0.17	$0.53	$0.32
Diluted earnings per share	0.21	0.17	0.52	0.32

Ending common shares outstanding	29,747,078	29,627,086	29,747,078	29,627,086
Weighted-average basic shares outstanding	29,747,078	29,587,095	29,703,508	29,573,881
Weighted-average diluted shares outstanding	30,337,282	30,015,905	30,253,440	29,976,544

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2017				2018
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cash and due from banks	$33,585	$39,425	$31,028	$30,972	$29,776	$36,720
Interest bearing deposits with financial institutions	12,121	11,938	11,685	13,147	13,819	19,161
Cash and cash equivalents	45,706	51,363	42,713	44,119	43,595	55,881

Securities available-for-sale, at fair value	563,897	586,686	548,432	524,909	549,161	555,202
FHLBC and FRBC stock	7,614	7,699	8,339	8,842	8,920	8,619
Loans held-for-sale	2,670	3,616	3,244	2,744	2,353	2,868
Loans	1,484,556	1,505,572	1,550,229	1,596,928	1,600,594	1,806,209
Less: allowance for loan and lease losses	16,292	15,779	16,478	17,002	18,263	18,494
Net loans	1,468,264	1,489,793	1,533,751	1,579,926	1,582,331	1,787,715

Premises and equipment, net	38,917	38,395	38,098	37,825	37,472	41,796
Other real estate owned	13,464	12,596	10,688	8,601	7,884	7,951
Mortgage servicing rights, net	6,543	6,464	6,464	6,821	7,347	7,697
Goodwill and core deposit intangible	9,005	8,981	8,956	8,932	8,911	9,035
Bank-owned life insurance ("BOLI")	60,446	60,806	61,165	61,527	61,273	60,920
Deferred tax assets, net	52,747	48,459	45,635	41,335	26,739	26,825
Other assets	11,714	14,227	14,900	16,443	16,881	22,384
Total other assets	192,836	189,928	185,906	181,484	166,507	176,608
Total assets	$2,280,987	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893

Liabilities
Deposits:
Noninterest bearing demand	$525,454	$557,265	$551,768	$556,010	$554,624	$618,765
Interest bearing:
Savings, NOW, and money market	969,609	977,796	958,926	958,808	970,998	1,059,601
Time	394,388	392,779	389,037	383,011	382,422	460,909
Total deposits	1,889,451	1,927,840	1,899,731	1,897,829	1,908,044	2,139,275

Securities sold under repurchase agreements	29,805	35,652	32,800	27,664	40,275	44,655
Other short-term borrowings	56,111	58,572	72,065	84,728	87,444	58,199
Junior subordinated debentures	57,597	57,609	57,621	57,633	57,645	57,657
Senior Notes	43,978	43,995	44,021	44,046	44,071	44,096
Subordinated debt	-	-	-	-	-	-
Notes payable and other borrowings	-	-	-	-	-	19,795
Other liabilities	25,061	18,047	19,395	26,037	13,969	15,679
Total liabilities	2,102,003	2,141,715	2,125,633	2,137,937	2,151,448	2,379,356

Stockholders' equity
Common stock	34,451	34,577	34,626	34,626	34,647	34,717
Additional paid-in capital	116,747	117,077	117,340	117,607	117,734	117,793
Retained earnings	131,631	136,384	142,657	148,863	147,309	155,553
Accumulated other comprehensive loss	(7,692)	(4,310)	(1,415)	(553)	(1,871)	(4,232)
Treasury stock	(96,243)	(96,358)	(96,456)	(96,456)	(96,400)	(96,294)
Total stockholders' equity	178,894	187,370	196,752	204,087	201,419	207,537
Total liabilities and stockholders' equity	$2,280,897	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893

Total Earning Assets	$2,070,858	$2,115,511	$2,121,929	$2,146,570	$2,174,847	$2,392,059
Total Interest Bearing Liabilities	1,507,510	1,522,408	1,510,449	1,555,890	1,582,855	1,744,912

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2017				2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$16,609	$17,385	$18,208	$18,535	$18,732	$22,512
Loans held-for-sale	24	37	34	28	24	35
Securities:
Taxable	2,963	2,607	2,424	2,208	2,170	2,392
Tax exempt	912	1,648	1,628	1,751	2,061	2,114
Dividends from FHLB and FRBC stock	85	92	94	99	106	111
Interest bearing deposits with financial institutions	23	31	37	43	49	97
Total interest and dividend income	20,616	21,800	22,425	22,664	23,142	27,261
Interest Expense
Savings, NOW, and money market deposits	223	233	239	255	344	501
Time deposits	979	1,025	1,077	1,146	1,175	1,444
Securities sold under repurchase agreements	2	4	4	7	79	104
Other short-term borrowings	106	146	220	269	329	276
Junior subordinated debentures	1,084	1,059	930	929	927	927
Senior notes	673	672	672	672	672	672
Notes payable and other borrowings	-	-	-	-	-	95
Total interest expense	3,067	3,139	3,142	3,278	3,526	4,019
Net interest and dividend income	17,549	18,661	19,283	19,386	19,616	23,242
Provision (release) for loan and lease losses	-	750	300	750	(722)	1,450
Net interest and dividend income after provision (release) for loan and lease losses	17,549	17,911	18,983	18,636	20,338	21,792
Noninterest Income
Trust income	1,458	1,638	1,468	1,639	1,495	1,645
Service charges on deposits	1,618	1,615	1,722	1,765	1,592	1,769
Secondary mortgage fees	176	223	195	182	162	195
Mortgage servicing rights mark to market (loss) gain	(133)	(429)	(194)	(46)	305	(105)
Mortgage servicing income	435	444	451	448	452	627
Net gain on sales of mortgage loans	1,147	1,473	1,095	1,088	917	1,240
Securities (loss) gain, net	(136)	(131)	102	639	35	312
Increase in cash surrender value of BOLI	359	350	362	361	248	351
Death benefit realized on bank-owned life insurance	-	-	-	-	1,026	-
Debit card interchange income	975	1,081	1,075	1,069	1,012	1,132
(Loss) gain on disposal and transfer of fixed assets	(2)	12	-	-	-	-
Other income	1,131	1,041	1,567	1,039	1,261	1,366
Total noninterest income	7,028	7,317	7,843	8,184	8,505	8,532
Noninterest Expense
Salaries and employee benefits	10,573	10,545	10,049	8,913	10,207	12,355
Occupancy, furniture and equipment	1,566	1,462	1,482	1,441	1,558	1,652
Computer and data processing	1,090	1,112	1,081	1,104	1,344	2,741
FDIC insurance	148	165	199	146	156	165
General bank insurance	270	264	246	251	251	299
Amortization of core deposit intangible	25	25	24	22	21	97
Advertising expense	386	452	255	412	341	492
Debit card interchange expense	349	399	285	296	281	301
Legal fees	104	184	162	200	159	286
Other real estate expense, net	709	539	680	237	173	429
Other expense	2,834	2,839	2,455	3,169	2,863	3,469
Total noninterest expense	18,054	17,986	16,918	16,191	17,354	22,286
Income before income taxes	6,523	7,242	9,908	10,629	11,489	8,038
Provision for income taxes	2,096	2,096	1,831	13,141	2,000	1,777
Net income (loss)	$4,427	$5,146	$8,077	$(2,512)	$9,489	$6,261

Basic earnings (loss) per share	$0.15	$0.17	$0.27	$(0.08)	$0.32	$0.17
Diluted earnings (loss) per share	0.15	0.17	0.27	(0.08)	0.31	0.17

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	June 30, 2018		March 31, 2018		June 30, 2017
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), excluding certain items
Net income (GAAP)	$6,261	$0.21	$9,489	$0.31	$5,146	$0.17
(Less) / Add:
Impact of BOLI death claim	-	-	(1,026)	(0.03)	-	-
Provision for loan loss release due to insurance recovery, after tax	-	-	(596)	(0.02)	-	-
Acquisition related costs, after tax	2,468	0.08	203	0.01	-	-
Adjusted net income, excluding certain items	$8,729	$0.29	$8,070	$0.27	$5,146	$0.17

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net Interest Margin
Interest income (GAAP)	$27,261	$23,142	$21,800	$50,403	$42,416
Taxable-equivalent adjustment:
Loans	5	11	23	16	45
Securities	562	548	888	1,110	1,379
Interest income (TE)	27,828	23,701	22,711	51,529	43,840
Interest expense (GAAP)	4,019	3,526	3,139	7,545	6,206
Net interest income (TE)	$23,809	$20,175	$19,572	$43,984	$37,634
Net interest income (GAAP)	$23,242	$19,616	$18,661	$42,858	$36,210
Average interest earning assets	$2,392,059	$2,174,847	$2,115,511	$2,284,054	$2,093,308
Net interest margin (GAAP)	3.90%	3.66%	3.54%	3.78%	3.49%
Net interest margin (TE)	3.99%	3.76%	3.71%	3.88%	3.63%

	Quarters Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Efficiency Ratio
Noninterest expense	$22,286	$17,354	$17,986
Less amortization of core deposit	97	21	25
Less other real estate expense, net	429	173	539
Less transition related executive costs	-	-	294
Less acquisition related costs	3,168	246	-
Adjusted noninterest expense	18,592	16,914	17,128
Net interest income (GAAP)	23,242	19,616	18,661
Taxable-equivalent adjustment:
Loans	5	11	23
Securities	562	548	888
Net interest income (TE)	23,809	20,175	19,572
Noninterest income	8,532	8,505	7,317
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	93	339	188
Noninterest income (TE)	8,625	8,844	7,505
Less death benefit related to BOLI	-	1,026	-
Less securities gain (loss), net	312	35	(131)
Adjusted noninterest income, plus net interest income (TE)	$32,122	$27,958	$27,208
Efficiency ratio (GAAP)	69.16%	63.41%	66.73%
Adjusted efficiency ratio (non-GAAP)	57.88%	60.50%	62.95%